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EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


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                                                                     Jurisdiction of
Subsidiary                                                     Incorporation or Organization
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
I.H.F.P., Inc.                                                         Delaware
International Home Foods Sales Corp.                                   Delaware
Trenton Home Foods, Inc.                                               Delaware
Luck's, Incorporated                                                   Delaware
MPOL Corporation                                                       Delaware
International Home Foods (Canada), Inc.                                Canada
3423425 Canada Ltd                                                     Canada
Bumble Bee Seafoods, Inc.                                              Delaware
Sociedad Ecuatoriana de Alimentos
    Frigorificos Manta C.A.                                            Ecuador
CDC Acquisition Corporation                                            Delaware
SFSHC Acquisition Corporation                                          Delaware
BBII Acquisition Corporation                                           Delaware
Mayaguez Water Treatment Co., Inc.                                     Puerto Rico
DM US Holding Corp.                                                    Delaware
HMTF Mexico Holdings, S.A. de C.V.                                     Mexico
Productos Del Monte, S.A. de C.V.                                      Mexico
Frutas Y Verduras Selectas, S. de R.L. de C.V.                         Mexico
Del Norte Alimentos S.A. de C.V.                                       Mexico
Creative Products, Inc. of Rossville                                   Illinois
IHF/GM Holding Corp.                                                   Delaware
Canadian Seafoods Acquisition Corp.                                    Delaware
Paramount Seafoods, PTY Limited                                        Australia
Finsotec SA                                                            Ecuador
BCP Ecuador SA                                                         Ecuador
Clover Leaf Seafoods, Inc.                                             Canada
JAC Creative Foods (Canada), Inc.                                      Canada
VCSC Acquisition Corp.                                                 Delaware
Grist Mill Co.                                                         Delaware
Grist Mill Confection                                                  Illinois
IHF Foreign Sales Corp.                                                Barbados
IHF G4 Corp.                                                           Delaware
International Home Foods, LLC                                          Delaware
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